Lithia Reports Preliminary Third Quarter 2014 Results; Provides Updated 2014 Outlook and Introduces 2015 Earnings Guidance

MEDFORD, OR -- (Marketwired - October 13, 2014) - Lithia Motors, Inc. (NYSE: LAD) today reported that based on preliminary results, third quarter 2014 adjusted net income from continuing operations is estimated in a range of $34.0 to $34.8 million, or $1.30 to $1.32 per diluted share. This is the highest third quarter diluted EPS in Company history, but is slightly below guidance of $1.36 to $1.38. This compares to 2013 third quarter adjusted net income from continuing operations of $29.6 million or $1.13 per diluted share.

Unadjusted net income from continuing operations for the third quarter of 2014 is estimated in a range of $33.7 million to $34.5 million, or $1.29 to $1.31 per diluted share, compared to $30.9 million or $1.18 per diluted share for the third quarter of 2013.

As shown in the attached non-GAAP reconciliation tables, the 2014 preliminary results exclude estimated expenses of $0.01 per share related to the DCH acquisition partially offset by a non-core tax attribute. The 2013 results exclude a $0.05 per share benefit related to a non-core tax attribute.

Third quarter 2014 revenue from continuing operations increased approximately 21%, to $1.3 billion from $1.1 billion for the third quarter of 2013.

Third Quarter-over-Quarter Preliminary Operating Results:

  Total same store sales increased 12%
  New vehicle same store sales increased 11%
  Used vehicle retail same store sales increased 13%
  Service, body and parts same store sales increased 13%
  Same store F&I per unit increased to $1,202
  Adjusted SG&A expense as a percentage of gross profit is in a range of 66.0% to 66.5%

"Our top line revenue, new vehicle sales, service and parts, and F&I per unit exceeded expectations," said Bryan DeBoer, President and CEO. "Used vehicle margins were approximately 130 basis points lower than anticipated primarily due to declining used vehicle values. Used car same store sales grew 13%, but lower gross profit coupled with modestly higher selling costs impacted operating income."

Outlook for 2014
Lithia projects its 2014 fourth quarter earnings guidance within a range of $1.17 to $1.19 per diluted share, including the impact of the DCH acquisition. Full-year 2014 earnings guidance is projected within a range of $4.86 to $4.88 per diluted share. Both projections are based on the following full year assumptions:

Continuing Operations Projections

  Total revenues of $5.2 to $5.4 billion
  New vehicle sales increasing 35.0%
  New vehicle gross margin of 6.2% to 6.4%
  Used vehicle sales increasing 31.5%
  Used vehicle gross margin of 13.0% to 13.3%
  Service body and parts sales increasing 33.5%
  Service body and parts gross margin of 48.3% to 48.5%
  Finance and insurance gross profit of $1,170 per unit
  Tax rate of 40%
  Average diluted shares outstanding of 26.4 million

Same Store Projections

  Total revenues of $4.2 to $4.4 billion
  New vehicle same store sales increasing 9.5%
  Used vehicle same store sales increasing 12.0%
  Service body and parts same store sales increasing 10.5%
  Finance and insurance gross profit of $1,200 per unit

These projections exclude the impact of future acquisitions, dispositions and non-core items. Actual results may be affected by items described under Forward-Looking Statements below.

2015 Earnings Guidance
Lithia projects 2015 first quarter earnings guidance in a range of $1.18 to $1.21 per diluted share and 2015 full year earnings guidance in a range of $5.60 to $5.80 per diluted share, with Lithia operations contributing $4.95 to $5.05 per diluted share and DCH operations contributing $0.65 to $0.75 per diluted share.

Continuing Operations Projections

  Total revenues of $7.4 to $7.6 billion
  New vehicle sales increasing 45.0%
  New vehicle gross margin of 5.9% to 6.1%
  Used vehicle sales increasing 38.0%
  Used vehicle gross margin of 12.3% to 12.5%
  Service body and parts sales increasing 41.0%
  Service body and parts gross margin of 48.0% to 48.1%
  Finance and insurance gross profit of $1,125 per unit
  Tax rate of 40%
  Average diluted shares outstanding of 26.7 million

Same Store Projections

  Total revenues of $5.4 to $5.6 billion
  New vehicle same store sales increasing 6.5%
  Used vehicle same store sales increasing 10.5%
  Service body and parts same store sales increasing 8.0%
  Finance and insurance gross profit of $1,200 per unit

These projections exclude the impact of future acquisitions, dispositions and non-core items. Actual results may be affected by items described under Forward-Looking Statements below.

About Lithia
Lithia Motors, Inc. is one of the largest automotive retailers in the United States. Lithia sells 30 brands of new vehicles and all brands of used vehicles at 129 stores in 14 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. Forward-looking statements in this press release include our guidance regarding fourth quarter 2014 and first quarter and full year 2015 results. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will." These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company's filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share from continuing operations and adjusted SG&A as a percentage of gross profit. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(In millions, except for per share data)
                                             Three months ended
                                              September 30, 2014
                                  -----------------------------------------
                                                          As a % of Gross
                                       In millions            Profit
                                  -------------------- --------------------
Expected selling, general and
 administrative                  $      131.5 to 133.0        66.3% to 66.8%
Deduct: acquisition expenses                     (0.5)
                                 ---------------------
Expected adjusted selling,
 general and administrative      $      131.0 to 132.5        66.0% to 66.5%
                                 =====================

                                              Three months ended
                                              September 30, 2014
                                  ------------------------------------------
                                       In millions            Per share
                                  --------------------  --------------------
Expected net income from
 continuing operations           $        33.7 to 34.5 $        1.29 to 1.31
Addback: acquisition expenses                      0.5                  0.02
Deduct: tax attributes                           (0.2)                (0.01)
                                 --------------------- ---------------------
Expected adjusted net income
 from continuing operations      $        34.0 to 34.8 $        1.30 to 1.32
                                 ===================== =====================

Diluted share count (in
 thousands)                                                           26,359

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

                                 Three months ended September 30, 2013
                           =================================================
                             As reported     Tax attribute       Adjusted
                           ---------------  ---------------  ---------------
Income from continuing
 operations before income
 taxes                    $         47,713 $              - $         47,713

Income tax expense                (16,822)          (1,284)         (18,106)
                          ---------------- ---------------- ----------------
Net income from
 continuing operations    $         30,891 $        (1,284) $         29,607
                          ================ ================ ================

Diluted earnings per
 share from continuing
 operations               $           1.18 $         (0.05) $           1.13
Diluted share count                 26,237

Contact:
John North
VP Finance and Controller
(541) 618-5748